Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact
Stephen P. Hall
Chief Financial Officer
336-290-8721

TriPath Imaging to Present at the
Seventh Annual Needham Growth Conference

Company to Reiterate Revenue and Profitability Guidance for 2004 and 2005

BURLINGTON, N.C., January 13, 2005 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that Paul R. Sohmer, M.D., its Chairman, President and Chief Executive Officer, is scheduled to speak at the Seventh Annual Needham Growth Conference in New York City at the New York Palace Hotel at 4:00 p.m. ET.

An audio web cast of the presentation will be available live online via TriPath Imaging’s website at www.tripathimaging.com and will be archived for at least two weeks.

At the conference, Dr. Sohmer intends to state that the Company affirms its previous guidance for 2004 and 2005 that was provided during the Company’s November 4, 2004, conference call. On that call, the Company gave a revenue guidance range of between $68 to $70 million for the full year 2004 and stated that the Company believed that it would be profitable on a quarterly basis in the remaining quarter of the year and for the full year 2004. In addition, the Company stated that it believed that it would be cash flow positive for the remainder of the year and would reduce the average cash burn for full year 2004 to less than $300,000 per month. Regarding the guidance for 2005, the Company gave a range for revenues of between $90 million and $94 million and for fully diluted after tax earnings per share of between $.08 and $.15. The Company plans to release 2004 results before the market opens on February 3, 2005, followed by a conference call later that morning.

TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops and manages the market introduction of molecular diagnostic and pharmacogenomic products and services for malignant melanoma and cancers of the cervix, breast, ovary and prostate.

Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those regarding forecasted results of operations for the fourth quarter of 2004 and forecasted full year 2004 and 2005 results. Important factors that may affect such forward-looking statements specifically and TriPath Imaging’s operating results generally include, without limitation: TriPath’s expected fourth quarter and year end results could differ after the final closing of the financial books and completion of customary year end audit procedures; TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may be unable to increase sales and revenues at its historical rates; may be unable to increase its penetration of the large commercial laboratory segment to the extent it expects, and may not achieve revenues to the degree expected from its relationship with Ventana and the sale of reagents and instrument systems derived from its molecular oncology development program; TriPath Imaging’s expanding sales and marketing presence may not have the expected impact; expenses may exceed expectations and TriPath Imaging may not maintain profitability; TriPath Imaging’s results and profitability in any particular period may be impacted by the timing of certain non-cash sales discounts that TriPath Imaging will record in connection with the vesting of certain warrants; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; TriPath Oncology may be unable to successfully develop and commercialize products and services when anticipated, if at all; TriPath Imaging’s products may not achieve or maintain market acceptance to the degree anticipated; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2003.

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